SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            DATE OF REPORT FEBRUARY 19, 1997 (DATE OF EARLIEST EVENT
                                    REPORTED)

                      GREENSTONE ROBERTS ADVERTISING, INC.

             (Exact name of registrant as specified in its charter)

                        Commission file number 000-17468

NEW YORK                                                       11-2250305
(State or other jurisdiction of                             (IRS  Employer
 Incorporation or organization)                           Identification  No.)

ONE HUNTINGTON QUADRANGLE
SUITE 1C14
MELVILLE, NEW YORK                                               11747
(Address of principal executive offices)                      (Zip Code)



                                 (516) 249-2121
               Registrant's telephone number, including area code
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Item 4.            CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Arthur Andersen LLP, the accountants of Greenstone Roberts Advertising, Inc. (the "Company") for the fiscal years ended October 31, 1996 and 1995, were dismissed by the Company on February 19, 1997, with the approval of the Executive Committee of the Company's Board of Directors. The decision to change independent auditors was related solely to the costs of providing auditing services.

     Arthur Andersen LLP's reports on the financial statements of the Company for the past two fiscal years contained no adverse opinion, disclaimer of opinion, or qualification as to uncertainty, audit scope or accounting principles.

     There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or other reportable events during the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal.

     As of February 19, 1997, Ernst & Young LLP has been engaged as the Company's new independent auditor. During its two most recent fiscal years and the subsequent interim period ended February 19, 1997, the Company has not consulted Ernst & Young LLP with regard to either: (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

       (c) EXHIBITS


         1.       Letter from Arthur Andersen LLP.

         2.       Letter pursuant to item 304(a)(3) of Regulation S-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Greenstone Roberts Advertising, Inc.

                                    By: /s/ Leonard Schrift
                                        Name: Leonard Schrift
                                        Title: Senior Vice President
                                        and Chief Financial Officer

Date: February 25, 1997

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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION OF EXHIBIT

   1.             Letter from Arthur Andersen LLP.

   2.             Letter pursuant to item 304(a)(3) of Regulation S-K.